DIJIYA ENERGY SAVING TECHNOLOGY INC.

Financial Statements

December 31, 2023 and 2022

DIJIYA ENERGY SAVING TECHNOLOGY INC.

Balance Sheets

December 31,2023 and 2022

(Expressed in NT Dollars)

	December 31, 2023		December 31, 2022
	Amount	%	Amount	%
Assets
Current assets
Cash and cash equivalents (notes 4 and 6)	$7,854,165	3	$10,520,276	2
Notes receivable from related parties (notes 4, 6 and 7)	5,250		5,250
Accounts receivable, net from unrelated parties (notes 4 and 6)	2,753,016	1	-
Other receivable from unrelated parties (note 4)	69,951		-
Inventories (notes 4, 5 and 6)	238,318,048	67	361,718,961	81
Prepayments (note 7)	1,179,834		3,743,415	1
Other current assets (note 6)	24,618,568	7	25,578,912	6
Total current assets	274,798,832	78	401,566,814	90

Property, plant and equipment, net (note 4, 5 and 6)	18,840,678	5	37,772,886	8

Other assets
Operating lease right-of-use lease assets (notes 4 and 6)	51,187,728	15
Intangible assets (note 5)	1,052,757		1,230,121
Refundable deposits	3,010,000	1	4,094,991	1
Other noncurrent assets (note 6)	4,769,605	1	4,193,891	1
Total other assets	60,020,090	17	9,519,003	2

TOTAL ASSETS	$353,659,600	100	$448,858,703	100

Liabilities and Equity
Current liabilities
Notes and account payable to unrelated parties	$8,977,730	3	$9,573,505	2
Notes and account payable to related parties (note 7)	8,243,128	2	8,270,428	2
Other payables to unrelated parties	3,596,413	1	4,212,680	1
Operating lease liabilities - current (notes 4 and 6)	10,553,473	3	-
Other current liabilities	435,996		286,414
Total current liabilities	31,806,740		22,343,027

Noncurrent liabilities
Guarantee deposits received (note 7)	10,000		10,000
Other payables to related parties (note 6)	191,222,975	54	140,200,055	31
Deferred tax liabilities (note 6)	295,343		295,162
Operating lease liabilities - noncurrent (notes 4 and 6)	40,634,255	11
Total non-current liabilities	232,162,573	65	140,505,217	31
Total liabilities	263,969,313	74	162,848,244	36

Equity (note 6)
Share capital	1,100,000,000	311	1,100,000,000	245
Additional paid-in capital	12,500,000	4	12,500,000	3
Retained Earnings
Accumulated deficit	(1,022,809,713)	(289)	(826,489,541)
Total equity	89,690,287	26	286,010,459	64

TOTAL LIABILITIES AND EQUITY	$353,659,600	100	$448,858,703	100

The accompanying notes are an integral part of the financial statements.

DIJIYA ENERGY SAVING TECHNOLOGY INC.

Statements of Comprehensive Income

For the years ended December 31, 2023 and 2022

(Expressed in NT Dollars)

	2023		2022
	Amount	%	Amount	%

Revenues (notes 4 and 6)	$962,363	100	$10,990,804	100
Cost of sales (note 6)	(101,462,508)	(10,543)	(39,818,645)	(362)
Gross loss	(100,500,145)	(10,443)	(28,827,841)	(262)

Operating expenses (notes 6 and 7)
Selling and marketing expenses	(1,011,756)	(106)	(1,532,779)	(15)
General and administrative expenses	(62,511,077)	(6,496)	(44,638,723)	(406)
Research and development expenses	(27,917,479)	(2,901)	(25,028,332)	(228)
Total operating expenses	(91,440,312)	(9,503)	(71,199,834)	(649)

Operating loss	(191,940,457)	(19,946)	(100,027,675)	(911)

Non-operating gains and losses
Interest income	21,088	2	10,080	-
Other gains and losses (notes 6 and 7)	(4,314,044)	(448)	3,953,008	36
Interest expenses (notes 6 and 7)	(86,578)	(9)	(74,283)	(1)
Total non-operating gains and losses	(4,379,534)	(455)	3,888,805	35

Loss before income tax	(196,319,991)	(20,401)	(96,138,870)	(876)

Income tax expense (note 5)	181	-	4,648	-

Net loss	(196,320,172)	(20,401)	(96,143,518)	(876)

Other comprehensive income	-	-	-	-

Total comprehensive loss	$(196,320,172)	(20,401)	$(96,143,518)	(876)

The accompanying notes are an integral part of the financial statements.

DIJIYA ENERGY SA YING TECHNOLOGY INC.

Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2023 and 2022

(Expressed in NT Dollars)

	Share Capital	Capital Surplus	Accumulated Deficit	Total

Balance at January 1, 2022	$1,100,000,000	$12,500,000	$(730,346,023)	$382,153,977
Net loss in 2022	-	-	(96,143,518)	(96,143,518)
Other comprehensive income in 2022	-	-	-	-
Balance at December 31, 2022	1,100,000,000	12,500,000	(826,489,541)	286,010,459
Net loss in 2023	-	-	(196,320,172)	(196,320,172)
Other comprehensive income in 2023	-	-	-	-
Balance at December 31, 2023	$1,100,000,000	$12,500,000	$(1,022,809,713)	$89,690,287

The accompanying notes are an integral part of the financial statements.

DIJIYA ENERGY SAVING TECHNOLOGY INC.

Statements of Cash Flows

For the years ended December 31, 2023 and 2022

(Expressed in NT Dollars)

	2023	2022
Cash flows from operating activities
Net loss	$(196,320,172)	$(96,143,518)
Adjustment to reconcile of net income to net cash provided by operating activities:
Depreciation expense	13,859,370	18,709,993
Amortization expense	401,477	514,451
Other expense	212,390	-
Recovery of credit losses Interest expenses	-	(3,714,003)
Amortization of Operating lease right-of-use lease assets	-	-
Allowance for inventory valuation and obsolescence loss	5,000,000	-
Loss on disposal of intangible assets	58,956,100	15,340,313
Loss on disposal of property, plant and equipment, net	-	-
Unrealized foreign exchange loss, net	6,880,320	6,008
Changes in operating assets and liabilities:	3,659	2,753
Accounts receivable from unrelated parties	(2,753,016)	200,000
Other receivable from unrelated parties	(69,951)	-
Inventories	64,444,813	3,332,612
Prepayments	3,323,955	(1,910,803)
Other current assets	199,970	616,205
Notes and account payable to unrelated parties	(595,775)	5,961,441
Notes and account payable to related parties	(27,300)	27,300
Other payables to unrelated parties	(616,267)	(482,533)
Other current liabilities	149,582	(819,088)
Operating lease liabilities	(5,000,000)	-
Deferred income tax liabilities	181	4,648
Net cash used in operating activities	(51,950,664)	(58,354,221)

Cash flows from investing activities
Additions to property, plant and equipment	(3,462,106)	(3,904,761)
Proceeds from disposal of property, plant and equipment	1,714,624	-
Decrease in refundable deposits	1,084,991	-
Additions to intangible assets	(24,200)	(108,796)
Increase in other noncurrent assets	(1,048,017)	(3,769,036)
Net cash used in investing activities	(1,734,708)	(7,782,593)

Cash flows from financing activities:
Decrease in guarantee deposits received	-	(200,000)
Increase in other payable due to related parties	51,022,920	69,896,055
Net cash used in financing activities	51,022,920	69,696,055

Effect of exchange rate changes on cash and cash equivalents	(3,659)	(2,753)

Net change in cash and cash equivalents	(2,666,111)	3,556,488
Cash and cash equivalents at beginning of year	10,520,276	6,963,788
Cash and cash equivalents at end of year	$7,854,165	$10,520,276

Supplemental disclosures of cash flow information:
Cash paid for interest	$79,150	$74,283
Cash paid for income tax	$-	$-

Noncash investing and financing activities:
Operating lease right-of-use of assets and operating lease liabilities recognized	$51,187,728	$-

The accompanying notes are an integral part of the financial statements.

DIJIYA ENERGY SAVING TECHNOLOGY INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023 and 2022

(Amounts Expressed in New Taiwan Dollars unless otherwise stated)

1.Organization and activities

DIJIYA ENERGY  SAVING  TECHNOLOGY  INC.  (the “Company”)  was incorporated as a company limited by shares under the provision of the Company Law of the Republic of China (ROC) on August 20, 2009. As of December 31, 2023 and 2022, the number of employees of the Company were approximately 32 and 38 employees.

The principal activities of the Company are the manufacturing and sale of LiFePO4 Battery Cell & Power Battery Packs.

2.The date of authorization for issuance of the financial statements and procedures for authorization

These financial statements were authorised for issuance by the Board of Directors on May 31, 2024.

3.Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09 on Improvements to Income Tax Disclosures that require greater disaggregation of income tax disclosures to the income rate tax rate reconciliation and income taxes paid. The Updates are effective for annual periods beginning after December 15, 2024. The Company will adopt and apply the guidance in fiscal year 2025. There is no material impact expected to our results of operations, cash flows and financial condition at the time of adoption, however the Company is still assessing the disclosure impact.

4.Summary of significant accounting policies

The principal accounting policies applied in the preparation of these financial statements are set out below.

These policies have been consistently applied to all reporting periods, unless otherwise stated.

(1)Basis of preparation

The financial statements and accompanying notes of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

(2)Foreign currency

The functional currency of the Company is determined by the primary economic environment in which the Company operates.

The financial statements are presented in New Taiwan dollars, which is the Company’s functional currency.

A.Foreign currency transactions are translated into the functional currency using spot exchange rate at the dates of the transactions.

B.Monetary items denominated in foreign currencies are translated at the closing rate at the balance sheet date. Exchange differences arising upon translation at the balance sheet date are recognised in profit or loss.

C.Non-monetary items denominated in foreign currencies held at fair value through profit or loss are translated at closing rate at the balance sheet date; their translation differences are recognised in profit or loss.

Non-monetary items denominated in foreign currencies held at fair value through other comprehensive income are translated at the closing rate at the balance sheet date; their translation differences are recognised in other comprehensive income.

Non-monetary items denominated in foreign currencies that are measured at cost are translated using the historical exchange rates at the dates of the transactions.

D.All foreign exchange gains and losses are presented in the statement of comprehensive income within ‘other gains and losses.’

(3)Going Concern Consideration

For the year ended December 31, 2023, the Company had a negative cash flow from operating activities of $51,950,664, and net loss of $196,320,172. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company may be unable to realize its assets and discharge its liabilities in normal course of business.

The borrowings of the Company as of December 31, 2023 were from the related parties, which will not repayable within the next 12 months and are subject to renewal. Management is confident that these borrowings can be renewed upon expiration.

Management believes that there is sufficient working capital to sustain operations longer than twelve months.

(4)Classification of current and non-current items

A.Assets that meet one of the following criteria are classified as current assets; otherwise they are classified as non-current assets:

(a)Assets that are expected to be realised, or are intended to be sold or consumed within the normal operating cycle;

(b)Assets held mainly for trading purposes;

(c)Assets that are expected to be realised within twelve months from the balance sheet date;

(d)Cash or cash equivalents, excluding cash and cash equivalents that are restricted from being exchanged, used to settle liabilities for at least twelve months after the balance sheet date or restricted by other factors.

B.Liabilities that meet one of the following criteria are classified as current liabilities; otherwise they are classified as non-current liabilities:

(a)Liabilities that are expected to be settled within the normal operating cycle;

(b)Liabilities held mainly from trading activities;

(c)Liabilities that are to be settled within twelve months after the balance sheet date;

(d)Liabilities for which the repayment date cannot be deferred unconditionally for at least twelve months after the balance sheet date.

(5)Cash and Cash equivalents

Cash equivalents refer to short-term, highly liquid time deposits or investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

(6)Accounts and other receivables

Accounts receivable are loans that are created by the entity by selling goods or providing services to customers and are initially recognised at fair value plus transaction costs that are directly attributable to the acquisition. Accounts receivable are subsequently measured at amortised cost using the effective interest method, less impairment loss. Interest amortised using the straight-line method is recognised in profit or loss.

Recently adopted accounting guidance:

Allowance for Credit Losses

In June 2016, the FASB issued guidance (FASB ASC 326) which significantly changed how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model. Under the standard, disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the company that are subject to the guidance in FASB ASC 326 were notes and account receivable and other receivable - related parties.

We adopted the standard effective January 1, 2023. The impact of the adoption was not considered material to the financial statements and primarily resulted in enhanced disclosures only.

(7)Inventories

At the end of year, inventories are evaluated at the lower of cost or net realizable value. The individual item approach is used in the comparison of cost and market, except where it may be appropriate to group similar or related items. The calculation of net realizable value should be based on the estimated selling price in the normal course of business, net of estimated costs of completion and estimated selling expenses. A provision is made for obsolete or slow-moving items and is charged against current cost of sales.

(8)Property, plant and equipment

A.Property, plant and equipment are initially recorded at cost. Borrowing costs incurred during the construction period are capitalised.

B.In case of replacement of one part of the property, plant and equipment, the new part is capitalised to the extent that it is probable that future economic benefits associated with the item will flow to the Company, and the carrying amount of the part replaced is derecognised. All other repairs and maintenance are charged to profit or loss when incurred.

C.Property, plant and equipment are measured at cost model subsequently. Land is not depreciated. Other property, plant and equipment are depreciated using the straight-line method over their estimated useful lives. Each part of an item of property, plant and equipment with a cost that is significant in relation to the total cost of the item is depreciated separately, unless it is impracticable. The estimated useful lives of property, plant and equipment are as follows:

Machinery	5-8 years
Transportation equipment	5 years
Operation facilities	2-5 years
Other equipment	2-5 years

(9)Impairment of non-financial assets

Management evaluates the Company’s long-lived assets, excluding goodwill, that consist of property, plant and equipment and intangible assets, for indicators of possible impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment exists if the carrying amounts of such assets exceed the estimates of future net undiscounted cash flows expected to be generated by such assets. Should impairment exist, the impairment loss would be measured based on the excess carrying amount of the asset over the estimated fair value of the asset. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisers, as considered necessary.

(10)Employee benefits

A.Short-term employee benefits

Short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid and are recognised as expenses in the period in which the employees render service.

B.The amount that the Company shall appropriate in a designated pension account according to law is recognised as pension expenses on an accrual basis.

(11)Revenue recognition

The Company accounts for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification(“ASC”) Topic 606, Revenue from Contracts with Customers(“ ASC Topic 606”). The standard did not affect the Company’s financial position, or cash flows. There were no changes to the timing of revenue recognition as a result of the adoption.

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which provided a five-step model for recognizing revenue from contracts with customers as follows:

•Identify the contract with a customer.

•Identify the performance obligations in the contract.

•Determine the transaction price.

•Allocate the transaction price to the performance obligations in the contract

•Recognize revenue when or as performance obligations are satisfied.

(12)Lease

The Company has elected the adoption under ASC Topic 842, Leases, which allows the Company to apply the transition provision at the Company’s adoption date instead of at the earliest comparative period presented in the financial statements. The Company elected the optional practical expedient permitted under the transition guidance which allows the Company to carry forward the historical accounting treatment for existing leases upon adoption.

For a lessee, a lease is recognized as a right-of-use asset with a corresponding liability at lease commencement date. The lease liability is calculated at the present value of the lease payments not yet paid by using the lease term and discount rate determined at lease commencement. The right-of-

use asset is calculated as the lease liability, increased by any initial direct costs, and prepaid lease payments, reduced by any lease incentives received before lease commencement.

The right-of-use asset itself is amortized on a straight-line basis unless another systematic method better reflects how the underlying asset will be used by and benefits the lessee over the lease term.

As of January 1, 2022, the Company adopted ASC Topic 842, Leases, which allows the Company to apply the transition provision at the Company’s adoption date instead of at the earliest comparative period presented in the financial statements. Therefore, the Company recognized and measured leases existing at January 1, 2022 but without retrospective application. In addition, the Company elected the optional practical expedient permitted under the transition guidance which allows the Company to carry forward the historical accounting treatment for existing leases upon adoption. No impact was recorded to the beginning retained earnings for ASC Topic 842.

(13)Income tax

A.The tax expense for the period comprises current and deferred tax. Tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or items recognised directly in equity, in which cases the tax is recognised in other comprehensive income or equity.

B.The current income tax liabilities are calculated based on the tax rate enacted at the balance sheet date.

C.Deferred tax is recognised, using the balance sheet liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the balance sheet. Deferred tax is determined using tax rates (and laws) that have been enacted by the balance sheet date and are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled.

D.Deferred tax asset are recorded net of a valuation allowance when, based on the weight of available evidence, it is more likely than not that all or some portion of the recorded deferred tax balances will not be realized in future periods. Decrease to the valuation allowance are recorded as reductions to the Companys’s provision for income taxes and increases to the valuation allowance result in addintional provision for income taxes.

E.A deferred tax asset is recognised for the carryforward of unused tax credits resulting from unused taxable loss, acquisitions of equipment or technology, research and development expenditures and equity investments to the extent that it is possible that future taxable profit will be available against which the unused tax credits can be utilised.

5.Critical estimates and key sources of assumption uncertainty

The preparation of these financial statements requires management to make critical assumptions and estimates concerning future events based on the conditions existing at the balance sheet date. Assumptions and estimates may differ from the actual results and are continually evaluated and adjusted based on historical experience and other factors. Such assumptions and estimates have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year; and the related information is addressed below:

(1)Impairment assessment of tangible and intangible assets

The Company assesses impairment based on its subjective judgement and determines the separate cash flows of a specific group of assets, useful lives of assets and the future possible income and expenses arising from the assets depending on how assets are utilised and industrial characteristics.  Any changes of economic circumstances or estimates due to the change of Company strategy might cause material impairment on assets in the future.

(2)Realisability of deferred tax assets

Deferred tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences can be utilised. Assessment of the realisability of deferred tax assets involves critical accounting judgements and estimates of the management, including the assumptions of expected future sales revenue growth rate and profit rate, available tax credits, tax planning, etc. Any variations in global economic environment, industrial environment, and laws and regulations might cause material adjustments to deferred tax assets.

(3)Evaluation of inventories

As inventories are stated at the lower of cost and net realisable value, the Company must determine the net realisable value of inventories on balance sheet date using judgements and estimates. Due to the rapid technology innovation, the Company evaluates the amounts of normal inventory consumption, obsolete inventories or inventories without market selling value on balance sheet date, and writes down the cost of inventories to the net realisable value. Such an evaluation of inventories is principally based on the demand for the products within the specified period in the future. Therefore, there might be material changes to the evaluation.

6.The contents of statements of major accounting items

(1)Cash and Cash Equivalents

	2023.12.31	2022.12.31

Cashon hand	$167,343	$126,775
Saving account	7,686,822	10,393,501
Total	$7,854,165	$10,520,276

(2)Notes Receivable, Account Receivable and Other Receivable

	2023.12.31	2022.12.31
Unrelated parties
Accounts receivable	$2,753,016	$-
Less: allowance for credit losses	-	-
Net amount	$2,753,016	$-

Other receivable	$8,691,678	$8,621,727
Less: allowance for credit losses	(8,621,727)	(8,621,727)
Net amount	$69,951	$-

Movements on allowance for uncollectible accounts are as follows:

	2023	2022
Accounts receivable
Balance at January 1	$-	$119,316
Less: amounts written off	-	(119,316)
Balance at December 31	$-	$-

Other receivable
Balance at January 1	$8,621,727	$12,355,730
Less: recovery of credit losses	-	(3,714,003)
Balance at December 31	$8,621,727	$8,621,727

(3)Inventories

A.Details of inventories are as follows:

	2023.12.31	2022.12.31

Raw materials	$15,495,405	$24,569,186
Working in process	362,751,731	463,672,543
Finished goods	11,506,656	24,288,814
Merchandise inventories	1,941,741	2,330,089
Subtotal	391,695,533	514,860,632
Less: Allowance for inventory valuation and obsolescence losses	(153,377,485)	(153,141,671)
Totals	$238,318,048	$361,718,961
Pledge	None	None

B.In 2023 and 2022, cost of sales consisted of the following related gains or losses:

	2023	2022

Loss on inventory valuation and obsolescence	$58,956,100	$15,340,313
Cost of goods sold	42,506,407	24,478,332
Other operating costs	1	-
Total	$101,462,508	$39,818,645

(4)Other Current Assets

	2023.12.31	2022.12.31

VAT credit carried forward	$24,608,593	$25,368,967
Other	9,975	209,945
Total	$24,618,568	$25,578,912

(5)Property, Plant and Equipment

	2023
	Opening Balance	Additions	Disposals	Reclassifi- cations	Ending Balance
Original cost
Machinery equipment	$235,742,481	$140,000	$(90,533,324)	$60,000	$145,409,157
Transportation equipment	5,686,210	-	(1,519,736)	-	4,166,474
Operation facilities	3,481,722	48,000	(1,236,977)	-	2,292,745
Other equipment	13,178,721	3,274,106	(3,137,472)	-	13,315,355
Subtotal	258,089,134	3,462,106	(96,427,509)	60,000	165,183,731

Accumulated depreciation
Machinery equipment	198,764,994	13,116,288	(82,224,022)	-	129,657,260
Transportation equipment	5,677,624	8,586	(1,519,736)	-	4,166,474
Operation facilities	3,463,722	800	(1,236,977)		2,245,545
Other equipment	12,391,908	733,696	{2,851,830)	-	10,273,774
Subtotal	220,298,248	13,859,370	(87,832,565)	-	146,343,053
Net amount	$37,772,886	$(10,397,264)	$(8,594,944)	$60,000	$18,840,678

	2022
	Opening Balance	Additions	Disposals	Reclassifi- cations	Ending Balance
Original cost
Machinery equipment	$232,052,241	$3,690,240	$-	$-	$235,742,481
Transportation equipment	5,634,689	51,521	-	-	5,686,210
Operation facilities	3,771,058	-	(289,336)	-	3,481,722
Other equipment	13,579,021	163,000	(563,300)	-	13,178,721
Subtotal	255,037,009	3,904,761	(852,636)	-	258,089,134

Accumulated depreciation
Machinery equipment	181,376,412	17,388,582	-	-	198,764,994
Transportation equipment	5,450,123	227,501	-	-	5,677,624
Operation facilities	3,725,728	57,322	(301,328)		3,463,722
Other equipment	11,900,620	1,054,588	(563,300)	-	12,391,908
Subtotal	202,452,883	18,709,993	(864,628)	-	220,298,248
Net amount	$52,584,126	$(14,805,232)	$(6,008)	$1,125,000	$37,772,886

A.As of December31, 2023 and 2022, no property, plant and equipment were pledged to others.

B.No interest was capitalized on the property, plant and equipment for the years ended December 31, 2023 and 2022.

(6)Lease

	2023.12.31	2022.12.31
Carrying amounts
Operating lease ROU assets	$51,187,728	$-
Weighted-average remaining lease term	60 months	none
Weighted-average discount rate	3.119%	-

(7)Operating Lease Labilities

	2023.12.31	2022.12.31
Carrying amounts
Current	$10,553,473	$30,926
Non-current	$40,634,255	$54,866

(8)Other Noncurrent Assets

	2023.12.31	2022.12.31
Prepaid equipment and construction costs	$3,510,630	$3,875,852
Long-term prepayments	1,258,975	318,039
Total	$4,769,605	$4,193,891

(9)Pension plans

The Company has established a funded defined contribution pension plan (the “Plan”) under the Labor Pension Act. Under the Plan, the Company contributed monthly an amount based on 6% of the employees’ monthly salaries and wages to the employees’ individual pension accounts at the Bureau of Labor Insurance. The benefits accrued are portable when the employment is terminated. The pension cost under the defined contribution plan for the years ended December 31, 2023 and 2022 were $983,008 and $1,120,038 respectively.

(10)Equity

A.Common stock

	2023.12.31	2022.12.31
Numbers of shares authorized (in thousands)	150,000	150,000
Authorized capital	$1,500,000,000	$1,500,000,000
Number of shares issued (in thousands)	110,000	110,000
Paid-in capital	$1,100,000,000	$1,100,000,000

(a)Fully paid ordinary shares, which have a par value of NT$10, carry one vote per share and carry a right to dividends.

(b)In 2023 and 2022, the number of shares outstanding at the beginning and end of the period were 110,000,000 shares and did not change.

B.Capital surplus

	2023.12.31	2022.12.31
Issuance of ordinary shares	$12,500,000	$12,500,000

The excess of capital surplus over the par value of stock issued (including the issuance of ordinary shares in excess of par value, conversion premium of corporate bonds, etc.) may be used to make up losses. It may be used to pay cash dividends or capitalize as equity when the Company has no losses, provided that the capitalization is limited to a certain percentage of the paid in capital each year.

C.Legal reserve

The ROC Company Act stipulates that companies must retain at least 10% of their annual earnings, as defined in the Act, until such retention equals the Company’s paid-in capital. This retention is accounted for as a legal reserve account upon approval at the shareholders’ meeting. Legal reserve may be used to offset a deficit. When a company does not have accumulated deficits, it may distribute its legal reserve by issuing new shares or cash. However, the distributable amount should be limited to the amount that exceeds 25 percent of the paid-in capital.

D.Retained earnings and dividend policy

According to the Articles of Incorporation of the Company, a ratio of profit of the current year distributable, after covering accumulated losses, shall be distributed as employees’ compensation. The ratio shall not be lower than 1% for employees’ compensation.

According to the Company’s articles of incorporation, 10% of annual net earnings (net of income taxes and losses from prior years) is to be set aside as a legal reserve until the balance of legal reserve is equal to the Company’s capital stock. After the above appropriations, the board of directors may propose a distribution plan for the remaining earnings upon approval by the shareholders.

(11)Income Tax

A.Income tax recognized in profit or loss:

	2023	2022

Current income tax expense	$-	$-
Deferred income tax revenue	181	4,648
Income tax expense (benefit)	$181	$4,648

B.A reconciliation of income tax expense and accounting profit is as follows:

	2023	2022

Loss before tax	$(194,234,084)	$(96,138,870)
Income tax expense at the statutory rate (20%)	(38,846,816)	(19,227,773)
Nondeductible expenses in determining	65,674	59,897
Unrecognized as the impact of deferred income tax assets	38,781,323	19,172,524
Income tax expense (benefit)	$181	$4,648

C.As of December 31, 2023 and 2022, deferred tax assets and liabilities were as follows:

	2023.12.31	2022.12.31
Deferred tax liabilities
Unrealised foreign exchange gains	$295,343	$295,162

D.Loss carryforwards as of December 31, 2023 comprised:

Unused Amount	Expiration Year
$ 52,689,337	2024
93,570,609	2025
102,009,053	2026
133,019,020	2027
334,878,831	2028
167,815,026	2029
70,208,953	2030
59,430,723	2031
84,353,128	2032
134,950,517	2033
$ 1,232,925,197

E.The Company's income tax returns for all the fiscal years up to 2022 have been assessed and approved by the R.O.C. Tax Authorities.

(12)Subleases under operating lease arrangement

As of December 31, 2023, the total future minimum sublease payments expected to be received under non-cancellable subleases are $60,000.

(13)Financial cost

	2023	2022
Interest on loans from related parties	$86,578	$74,283

(14)Other gains or loss

	2023	2022
Foreign exchange gain (loss), net	$6,020	$181,595
Rental income	60,000	60,000
Other income	2,500,256	3,418
Loss on disposal of property, plant and equipment	(6,880,320)	(6,008)
Gain on reversal for bad debt expense	-	3,714,003
Total	$(4,314,044)	$3,953,008

(15)Expenses by nature

Employee benefit expenses, depreciation and amortization are summarized as follows:

	2023			2022
	Operating Cost	Operating Expenses	Total	Operating Cost	Operating Expenses	Total
Employee benefit expenses
Salaries	$599,348	$17,056,384	$17,655,732	$8,564,867	$12,447,228	$21,012,095
Insurance	95,863	1,894,763	1,990,626	1,141,370	1,039,829	2,181,199
Pension	51,721	931,287	983,008	620,950	499,088	1,120,038
Others	31,640	1,201,855	1,233,495	452,800	620,934	1,073,734
	$778,572	$21,084,289	$21,862,861	$10,779,987	$14,607,079	$25,387,066
Depreciation	$1,246,591	$12,612,779	$13,859,370	$16,187,530	$2,522,463	$18,709,993
Amortization	$-	$401,477	$401,477	$-	$514,451	$514,451

7.Related parties transactions

(1)Name of related parties and the relationship with the Company

Name of related parties	Relationship

Jordan Green Technology (Dg) Co., Ltd. (Jordan Green)	The Chairman of the Board for both entities is the same individual.
Laing Ban International Inc. (Laing Ban)	The Chairman of the Board for both entities is the same individual.
Huang, Kuo-Chin Hrev Co., Ltd. (Hrev)	The Chairman of the Company A substantial related party

(2)Significant transactions and balances with related parties

A.The amounts of the Company's sales and its outstanding balance are as follows:

	Sales		Notes receivable - related
	2023	2022	2023.12.31	2022.12.31
Laing Ban	$-	$-	$5,250	$5,250

B.The amounts of the Company's purchase and its outstanding balance are as follows:

	Purchase		Notes payable to related
	2023	2022	2023.12.31	2022.12.31
Laing Ban	$-	$-	$-	$27,300

	Purchase		Notes payable to related
	2023	2022	2023.12.31	2022.12.31
Jordan Green	$-	$-	$8,243,128	$8,243,128

C.Loan from related party

Loans from related parties of the Company in 2023 and 2022 are as follows (part of other noncurrent liabilities):

	2023		2022
	Highest Balance	Ending Balance	Highest Balance	Ending Balance
Huang, Kuo-Chin	$191,222,975	$191,222,975	$140,200,055	$140,200,055

Please refer to Note 5(13) for detailed information on interest expenses incurred from the aforementioned loans.

D.Other transactions

i.Guarantee deposits received

Name	2023.12.31	2022.12.31
Laing Ban	$10,000	$10,000

ii.Prepayment for goods

	2023	2022
Hrev	$530,000	$2,415,907

iii.Rental revenue

	2023	2022
Laing Ban	$60,000	$60,000

8.Assets pledged as collateral or for security: None.

9.Significant contingent liabilities and unrecognized commitments: None.

10.Losses on catastrophic disasters: None.

11.Significant subsequent event: None.

12.Others: None.